UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 19, 2016

EACO Corporation
(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 N. Lakeview Avenue, Anaheim, California	92807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 876-2490

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07            Submission of Matters to a Vote of Security Holders.

EACO Corporation (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) on May 19, 2016. The total number of shares of the Company’s common stock represented in person or by proxy at the Annual Meeting was 4,852,287 shares, or 99.8% of the outstanding shares as of the record date for the meeting. At the Annual Meeting, the Company’s shareholders: (i) elected four directors to the Company’s Board of Directors; (ii) ratified the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2016; and (iii) approved the compensation of the Company’s named executive officers, each as more fully described below.

Proposal One: Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Stephen Catanzaro	4,714,938	14,880	122,469
Glen F. Ceiley	4,714,861	14,957	122,469
Jay Conzen	4,714,938	14,880	122,469
William L. Means	4,714,938	14,880	122,469

Proposal Two: Ratification of Squar Milner LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2016

For	Against	Abstain	Broker Non-Votes
4,851,697	575	15	0

Proposal Three: Approve, by advisory vote, the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
4,724,243	5,547	28	122,469

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2016	EACO CORPORATION

/S/ GLEN CEILEY
Glen Ceiley, Chief Executive Officer